                                LICENSE AGREEMENT                  EXHIBIT 10.54
                                                                   -------------


This License Agreement (this "Agreement") is made as of March 6, 1996 by and between SYNBIOTICS CORPORATION, a California corporation ("Synbiotics") and ENGENE BIOTECHNOLOGIES, INC., a California corporation ("Licensor").

WHEREAS, Synbiotics desires to exploit the commercial uses of the Technology and related products in the Licensed Field;

WHEREAS, Synbiotics has requested, and Licensor has agreed to grant to Synbiotics, an exclusive, worldwide, perpetual license to the Technology in the Licensed Field.

WHEREAS, Synbiotics and Licensor desire to set forth herein certain agreed arrangements and procedures for Licensor to designate a representative to serve on Synbiotics' Scientific Advisory Board; and

WHEREAS, Synbiotics and Licensor desire to agree upon certain provisions of a right of first refusal in the event that Licensor desires to sell its rights to the Excluded Products.

NOW, THEREFORE, in consideration of the above premises and the mutual terms, covenants and conditions set forth below, the parties hereto agree as follows:


                                   ARTICLE 1
                                  DEFINITIONS
                                  -----------

The following terms as used in this Agreement shall have the meanings as defined with respect to each such term.

1.1  Affiliate.  "Affiliate" shall mean any corporation or other business entity
     ---------
which controls, is controlled by or is under common control with any party. A corporation or business entity shall be regarded as in control of another corporation or business entity if it owns or directly or indirectly controls at least fifty percent (50%) of the voting stock of the other corporation or business entity.

1.2  Development Agreement.  "Development Agreement" shall mean the Research and
     ---------------------
Development Agreement, dated today, between Licensor and Synbiotics.

1.3  Licensor Patents.  "Licensor Patents" shall mean any and all (i) issued and
     ----------------
pending U.S. and foreign patents (including, without limitation, any divisionals, continuations, continuations in part and reissues thereof) for inventions relating to the Technology invented by Licensor or which patents have been, or are in the future, acquired by Licensor and (ii) rights to patents and patent applications relating to the Technology licensed or sublicensed to Licensor with respect to which Licensor has the right to grant sublicenses.

1.4  Effective Date.  "Effective Date" shall mean March 6, 1996.
     --------------

____________________

[*] Certain confidential portions of this exhibit have been omitted by means of blacking out the text (the "Mark"). This exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

1.5  Excluded Product(s).  "Excluded Product(s)" shall mean any [*] and
     -------------------
diagnostic test or other product invented by Licensor or otherwise acquired by Licensor designed to identify, regulate, prevent or treat [*].

1.6  [*] Product(s).  "[*] Product(s)" shall mean any diagnostic tests for [*]
     --------------
utilizing the unique sequence of [*] characterized by Engene.

1.7  [*] Product(s).  "[*] Product(s)" shall mean any diagnostic tests for [*].
     --------------

1.8  Licensed Field.  "Licensed Field" shall mean any market or application
     --------------
related to animal health, agriculture, aquaculture, foodstuff safety and zoonoses. Notwithstanding the foregoing, "Licensed Field" shall not include any market for, and application of, the Products related to human diagnostics and human therapeutics.

1.9  Net Sales.  "Net Sales" shall mean the total invoice amount for sales to
     ---------
unaffiliated entities less (i) normal and customary cash and trade discounts, returns and allowances, transportation charges or allowances, if any, paid or allowed by Licensor, and (ii) sales, value added and other similar taxes paid by Licensor with respect to the sale of any [*] Product, if included in the selling price. In the event of a transaction between Licensor and an Affiliate, "Net Sales" shall be deemed to be the total gross amount invoiced by Licensor if that amount is the same as the amount invoiced for similar sales to non-affiliated third parties and otherwise the amount of Net Sales shall be the amount invoiced by the Affiliate on its sale of the item, in either case less (i) normal and customary cash and trade discounts, returns and allowances, transportation charges or allowances, if any, paid or allowed by Licensor, and (ii) sales, value added and other similar taxes paid by Licensor with respect to the sale of any [*] Product, if included in the selling price.

1.10 Product(s).  "Product(s)" shall mean any vaccine, construct, probe,
     ----------
diagnostic test, automatable assay technique or other product incorporating the Technology for use and application in the Licensed Field. Notwithstanding the foregoing, "Product(s)" shall not include any Excluded Products.

1.11 Technology.  "Technology" shall mean all of (i) the polymerase chain
     ----------
reaction based technology, processes, know-how, ideas, concepts, trade secrets and techniques (including without limitation, all improvements and modifications thereto), invented by Licensor (whether or not patentable) and, to the extent licensable or sublicensable, acquired now or in the future by Licensor and (ii) the recombinant deoxyribonucleic acid based technology, sequences, processes, know-how, ideas, concepts, trade secrets and techniques (including without limitation, all improvements and modifications thereto), invented by Licensor (whether or not patentable) and, to the extent licensable or sublicensable, acquired now or in the future by Licensor. "Technology" also includes (i) all of Licensor's technology, processes, know-how, ideas, concepts, trade secrets, techniques (including without limitation, all improvements and modifications thereto) invented by Licensor (whether or not patentable) and, to the extent licensable or sublicensable, acquired now or in the future by Licensor, relating to [*] and (ii) any vaccine, probe, diagnostic test, automatable assay technique or other product set forth on attached Exhibit B.
                                       ---------


                                   ARTICLE 2
                                GRANT OF LICENSE
                                ----------------

2.1  Grant of License.  Subject to the terms and conditions of this Agreement,
     ----------------
Licensor hereby irrevocably grants to Synbiotics the exclusive (even as to Licensor), fully-paid, royalty-free, perpetual, worldwide license (the "License") to the Technology and to the Licensor Patents to develop, have developed, make, have made, import into the United States, have imported into the United States, market, have marketed, distribute, have distributed, sell and have sold Products (excluding [*] Products) for use in the Licensed Field. This license includes the right to sublicense and the right to grant the right to further sublicenses. Upon termination of this Agreement, no existing sublicenses granted by Synbiotics or any of its sublicensees shall be affected and such sublicenses shall remain in effect according to their terms.

2.2  Sublicense of Rights to [*] Products.  Notwithstanding Section 2.1 above,
     ------------------------------------
Licensor hereby irrevocably grants to Synbiotics an exclusive (even as to Licensor), fully-paid, royalty-free, perpetual license (the "[*] License") to develop, have developed, make, have made, import, have imported, market, have marketed, distribute, have distributed, sell and have sold [*] Products for use in the Licensed Field solely in such territories as Synbiotics is not prohibited from developing, making, manufacturing, marketing, importing, using, selling and distributing such [*] Products; immediately upon receipt of written notice from Synbiotics indicating that Synbiotics has obtained the right to market [*] Products in a previously prohibited territory, Licensor shall grant to Synbiotics an exclusive (even as to Licensor), fully-paid, royalty-free, perpetual license to develop, have developed, make, have made, import, have imported, market, have marketed, distribute, have distributed, sell and have sold [*] Products for use in the Licensed Field in the territories identified in Synbiotics' notice to Licensor. All licenses granted pursuant to this Section
2.2 shall include the right to sublicense and the right to grant the right to further sublicenses. Upon termination of this Agreement, no existing sublicenses granted by Synbiotics or any of its sublicensees pursuant to the rights set forth in this Section 2.2 shall be affected and such sublicenses shall remain in effect according to their terms.

2.3  Exclusion from Licensed Field.  In the event that Synbiotics has completed
     -----------------------------
the USDA application process for approval to sell a [*] Product by the third anniversary of the Effective Date, then [*] Products shall be excluded from the definition of Products; provided, however, Licensor shall have the obligation to pay Synbiotics a [*] payment in the nature of a royalty on its Net Sales of all [*] Products throughout the useful life of such products to the extent permitted by law. [*] Products shall not be excluded from the definition of Products and the terms set forth in the preceding sentence shall not apply if the reason for Synbiotics not filing an application with the USDA for approval to sell a [*] Product prior to the third anniversary of the Effective Date is the failure of Licensor to perform in a timely manner its obligations under the Development Agreement with respect to the development of any [*] Product.

2.4  No Conflicting Agreements.  Licensor shall not enter into any agreements
     -------------------------
that conflict with the license, rights or obligations provided under this Agreement. Prior to signing any agreement with any other party pursuant to which Licensor assigns to, or grants or licenses to, such party any rights to the Licensor Patents or Technology, Licensor shall specifically exclude the right to develop, have developed, make, have made, market, have marketed, import, have imported, distribute, have distributed, sell and have sold Products in the Licensed Field from any such assignment, grant or license.


                                   ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

3.1  Synbiotics Representations.  Synbiotics represents and warrants to Licensor
     --------------------------
that as of the Effective Date:

     (a) it is a corporation duly organized, validly existing and in good standing under the laws of the State of California;

     (b) all corporate acts required to execute and deliver this Agreement have been duly taken by Synbiotics; the execution, delivery and performance hereof by Synbiotics have been duly authorized; and this Agreement, as so executed and delivered, is a valid and binding obligation of Synbiotics, enforceable against it in accordance with its terms; and

     (c) the execution and delivery of this Agreement by Synbiotics, and the performance of its obligations hereunder, do not require the consent of any third party and will not violate, with or without notice, the lapse of time or both, any agreement, contract, license or permit to which Synbiotics is a party or its organizational documents.

3.2  Licensor Representations.  Licensor represents and warrants to Synbiotics
     ------------------------
that as of the Effective Date:

     (a) to the best of its knowledge, it has the sole and exclusive right, title and interest in and to the Licensor Patents and the Technology;

     (b) it has the right and title to grant the present and future rights and licenses in favor of Synbiotics contained in this Agreement;

     (c) neither it nor anyone authorized to act on its behalf has entered into any agreement or understanding with any third party that grants rights, licenses, assignments, immunities or options of any kind under the Licensor Patents or the Technology;

     (d) it is a corporation duly organized, validly existing and in good standing under the laws of the State of California;

     (e) all corporate acts required to execute and deliver this Agreement have been duly taken by Licensor; the execution, delivery and performance hereof by Licensor has been duly authorized; and this Agreement, as so executed and delivered, is a valid and binding obligation of Licensor, enforceable against it in accordance with its terms;

     (f) the execution and delivery of this Agreement by Licensor, and the performance of its obligations hereunder, do not require the consent of any third party and will not violate, with or without notice, the lapse of time or both, any agreement, contract, license or permit to which Licensor is a party or its organizational documents;

     (g) it (i) is not aware of any infringement of any patent or other proprietary rights of any third party that will result from manufacture, marketing, distribution and sale of the Products in the Licensed Field in any territory, (ii) has received no notice of infringement or misappropriation of any alleged rights asserted by any third party in relation to the Licensor Patents or the Technology, and (iii) is not in default with respect to any license agreement related to the Licensor Patents and the Technology;

     (h) that each of its employees and contractors has entered into a contract which provides for assignment to Licensor of all inventions made by him or her during the course of his or her employment, and nondisclosure of confidential information of Licensor and of others to which access is gained through Licensor; and

     (i) it has delivered to Synbiotics true and complete copies or descriptions of all material agreements, instruments, commitments, contracts or other obligations, whether oral or written, to which Licensor is a party or to which its assets are subject.

3.3  Covenants of Licensor.  Licensor covenants and agrees that, for the
     ---------------------
duration of this Agreement:

     (a) it shall promptly, but in any event within three (3) business days, notify Synbiotics, and provide copies or transcriptions, of any action, request, order, instruction, communication, complaint, notice, public announcement or inquiry by the United States Department of Agriculture ("USDA") or any submission, filing, letter or other communication by Licensor to the USDA with respect to any of the Products which is sent by or is received by or which comes to the attention of Licensor, including but not limited to field actions, investigations or recalls of the Products.

     (b) it shall not take, or omit to take, or suffer to occur, any action which would result in any representation or warranty made by Licensor in
     Section 3.2 from becoming at any future date untrue (assuming it were made on and as of such future date).

                                   ARTICLE 4
                          RIGHTS TO EXCLUDED PRODUCTS
                          ---------------------------

4.1  Option to License Excluded Products.
     -----------------------------------

     (a) Licensor hereby grants to Synbiotics an option to acquire the exclusive right to negotiate a worldwide license to each of the Excluded Products. The option referenced in this Section 4.1 shall be exercised in the following manner: Licensor shall forthwith after developing, licensing-in or otherwise acquiring any Excluded Product during the period beginning on the Effective Date and ending upon the later of (i) the third anniversary of the Effective Date or (ii) the expiration or termination of the Development Agreement, provide Synbiotics with a written notice of availability of such Excluded Product ("Written Notice"). For a period of thirty (30) days following delivery of the Written Notice (the "Synbiotics Option Period"), Synbiotics shall have the right to exercise such option. Synbiotics shall exercise said option by providing written notice of exercise to Licensor within the Synbiotics Option Period. In the event that Synbiotics fails to exercise its option in accordance with the terms of this Section 4.1, Licensor or its designee or licensee may sell, market, distribute and otherwise exploit the Excluded Product which was the subject of the Written Notice.

     (b) If Synbiotics exercises such option, then for sixty (60) days after the expiration of the Synbiotics Option Period, Licensor shall negotiate with Synbiotics (and not with anyone else) in good faith toward a definitive licensing agreement (which shall include the right to grant sublicenses) on terms mutually agreeable to Licensor and Synbiotics. The licensing agreement shall contain terms as are customarily found in licensing agreements and as the parties may mutually agree. During such 60-day period, Licensor shall make no disclosures to nor negotiate with any third party concerning the Excluded Product.

     (c) In the event that Licensor and Synbiotics are not able to negotiate a licensing agreement on mutually agreeable terms within sixty (60) days following the expiration of the Synbiotics Option Period, and if the parties have not mutually agreed to extend such 60-day period, Licensor hereby agrees that if it intends to accept any offer from a third party, Licensor shall promptly notify Synbiotics in writing with full details (the "First Refusal Notice") and Synbiotics shall have the right, exercisable by written notice to Licensor within fifteen (15) days of delivery of the First Refusal Notice, to enter into a licensing agreement (which shall include the right to grant sublicenses) with Licensor on the terms and conditions of such third party offer. This right of first refusal, with respect to each Excluded Product, shall survive termination of negotiations pursuant to Section 4.1(b) for a period of two (2) years.


                                   ARTICLE 5
                              TECHNOLOGY TRANSFER
                              -------------------

5.1  Transfer of Technology.  Within five (5) days following the Effective Date,
     ----------------------
Licensor shall provide Synbiotics or a sublicensee designated by Synbiotics, with all physical embodiments and manifestations of the Products (including, without limitation, any previously manufactured quantities of the Products), and the Technology (including, without limitation, copies of all laboratory notebooks, designs, specifications, formulas, procedures, data and other information). Licensor shall pay all costs of shipping, packaging, copying and similar or related costs in connection therewith.

5.2  Technical Assistance.  For a period beginning on the Effective Date and
     --------------------
ending on the later of (i) three (3) years after the Effective Date or (ii) the expiration or earlier termination of the Development Agreement, Licensor shall provide to Synbiotics, or a sublicensee designated by Synbiotics, at Licensor's sole option and expense (excluding reasonable travel and out-of-pocket expenditures), reasonable technical assistance and instruction (not to exceed fifty (50) hours per year) in understanding, interpreting and applying the Technology for the purposes of further developing the Technology and developing and commercializing the Products. Licensor shall make its employees and consultants (including J. Kevin Steele and David Telford) reasonably available for consultation by telephone, or in person at Synbiotics'(or its sublicensees) offices in connection with such assistance and instruction, all at the sole expense of Licensor.

5.3  Patents.  During the term of the License, Licensor shall direct and cause,
     -------
upon the request of Synbiotics, appropriate patent applications to be prepared and prosecuted in all relevant territories in a timely fashion with respect to any inventions included in the Technology and Products whether arising out of inventions made solely by Licensor employees or consultants or inventions made jointly by Synbiotics' and Licensor's employees and consultants. Any such application(s) shall be made and prosecuted at the expense of Synbiotics through attorneys named by Synbiotics. Synbiotics shall have complete control of the patent prosecution process, including whether or not to file a patent application.

5.4  Further Acts; Enforcement.  Licensor agrees to perform, during and after
     -------------------------
the term of this Agreement, all acts deemed necessary or desirable by Synbiotics to permit and assist Synbiotics, at Synbiotics' sole expense (including compensating Licensor $100 per hour for the time of Licensor's professionals), in evidencing, obtaining, maintaining, defending and enforcing Synbiotics rights with respect to the Technology and Products in any and all countries. Such acts may include, but are not limited to, execution of documents and assistance or cooperation in legal proceedings. Licensor hereby irrevocably designates and appoints Synbiotics and its duly authorized officers and agents, as Licensor's attorneys-in-fact to act for and in behalf and instead of Licensor, to execute and file any documents and to do all other lawfully permitted acts to further the above purposes with the same legal force and effect as if executed by Licensor.


                                   ARTICLE 6
                                   PAYMENTS
                                   --------

6.1  License Fee.  As consideration for this Agreement, Synbiotics will pay
     -----------
Licensor an up-front fee of [*] and shall provide Licensor with a stock certificate representing [*] shares of Synbiotics Common Stock, no par value, within five (5) days following the execution of the Investment Representation, a copy of which is attached hereto as Exhibit A, by Licensor.
                                    ---------


                                   ARTICLE 7
                            SCIENTIFIC ADVISOR BOARD
                            ------------------------

7.1  Licensor's Right to Position on Scientific Advisor Board.  Synbiotics and
     --------------------------------------------------------
Engene hereby agree that for a period commencing on the Effective Date and ending upon the later of (i) three (3) years following the execution of this Agreement or (ii) the expiration or earlier termination of the Development Agreement, Kevin Steele shall serve on Synbiotics' Scientific Advisory Board ("Licensor Advisor"). Synbiotics acknowledges and agrees that the Licensor Advisor shall be entitled to receive all option grants and other forms of compensation paid by Synbiotics to members of its Scientific Advisory Board as outlined in any stock option or other plan composed for advisors, consultants or other key contributors to Synbiotics.


                                   ARTICLE 8
                                CONFIDENTIALITY
                                ---------------

8.1  Confidential Information.  Licensor agrees that it shall maintain in
     ------------------------
confidence any information regarding Synbiotics received before or during the term of this Agreement and identified as confidential or otherwise protected and any information regarding the Technology and the Products (hereinafter, such information shall collectively be referred to as "Confidential Information"), and without the express written permission of Synbiotics shall neither use, publish, disseminate nor disclose such Confidential Information except for the furtherance of the purposes of this Agreement. Subject to the next sentence, the foregoing obligations of confidentiality and non-use shall survive the expiration or termination of this Agreement. The obligations of the first sentence shall not apply to any information which: (i) is now or hereafter comes into the public domain otherwise than by breach of this Agreement, or (ii) is brought to Licensor by a third party who rightfully obtained and possesses it and does not require that it be retained in confidence by Licensor (and who does not thereby breach any contract). Furthermore, the obligations of the first sentence shall not apply to any information (excluding any information regarding the Technology and the Products) which is shown by written records to be already in possession of Licensor other than as a result of having received it from Synbiotics.

8.2  Publication.  Licensor shall have no right to publish information regarding
     -----------
the Technology or the Products without the express written consent of Synbiotics. Licensor shall likewise restrict and prevent its employees, consultants and agents from publishing information regarding the Technology or the Products.


                                   ARTICLE 9
                           INDEMNITIES AND "WARRANTY"
                           --------------------------

9.1  Licensor Indemnification.  Licensor agrees to and shall defend, indemnify
     ------------------------
and hold Synbiotics, its officers, directors, employees, agents and shareholders harmless (including attorneys fees to defend, and any damages, penalties, settlements, costs or expenses awarded or incurred) from and against any claim, liability, suit or proceeding initiated by or on behalf of a third party based upon negligence, warranty, strict liability or violation of government regulation, (but specifically excluding, without limitation any claim, liability, suit or proceeding based upon infringement of patent or other proprietary rights,) arising from or occurring as a result of any use of the Technology or Products (including, without limitation, any manufacture of the Products) by Licensor.

9.2  Synbiotics Indemnification.  Synbiotics agrees to and shall defend,
     --------------------------
indemnify and hold Licensor, its officers, directors, employees, agents and shareholders harmless (including attorneys fees to defend, and any damages, penalties, settlements, costs or expenses awarded or incurred) from and against any claim, liability, suit or proceeding initiated by or on behalf of a third party based upon negligence, warranty, strict liability or violation of government regulation, (but specifically excluding, without limitation any claim, liability, suit or proceeding based upon infringement of patent or other proprietary rights,) arising from or occurring as a result of any use of the Technology or Products (including, without limitation, any manufacture of the Products) by Synbiotics.

9.3  Defense of Claims.  If any lawsuit or enforcement action is filed against
     -----------------
any indemnified person, written notice thereof shall be given to the indemnifying company as promptly as practicable (and in any event within fifteen
(15) days after the service of the citation or summons); provided that the failure of any indemnified person to give timely notice shall not affect rights to indemnification hereunder except to the extent that the indemnifying company demonstrates actual damage caused by such failure. After such notice, if the indemnifying Company shall acknowledge in writing to such indemnified person that the indemnifying company shall be obligated under the terms of its indemnity hereunder in connection with such lawsuit or action, then the indemnifying company shall be entitled, if it so elects, to take control of the defense and investigation of such lawsuit or action and to employ and engage attorneys of its own choice (subject to the approval (for competence, experience, independence and absence of conflict of interest) of the indemnified person) to handle and defend the same, at the indemnifying company's cost, risk and expense; and such indemnified person shall thereafter cooperate in all reasonable respects with the indemnifying company and such attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom. The fees of such attorneys, and all amounts payable by the indemnifying company under this Section, shall be payable as incurred and on demand. The indemnified person may also, through independent counsel and at its own cost, participate in such investigation, trial and defense of such lawsuit or action and any appeal arising therefrom.

9.4  Settlements.  An indemnifying company shall have the absolute right to
     -----------
effect a settlement of any action or claim against an indemnified person where the settlement calls only for money to be paid on behalf of an indemnified person, provided the indemnifying company makes all such payments directly to the third party. However, no settlement calling for anything to be done (or not done) by an indemnified person other than the payment of money (or calling for the payment of money directly by the indemnified person) may be effected by the indemnifying company without the prior written approval of the indemnified person. No indemnified person shall enter into a settlement calling for or necessitating the payment of money (under this Section or otherwise), or for any other thing, by the indemnifying company without the prior written approval of the indemnifying company.

9.5  Warranty.  Licensor represents and warrants to Synbiotics that, to the best
     --------
of its knowledge, no patents or other proprietary rights of any third party have been infringed by the Technology.


                                   ARTICLE 10
                              TERM AND TERMINATION
                              --------------------

10.1 Term.  This Agreement shall be effective as of the Effective Date and shall
     ----
continue in full force and effect indefinitely, unless terminated earlier as provided in Section 10.2.

10.2 Termination.  If either party materially breaches or defaults in the
     -----------
performance of this Agreement and such breach or default is not cured within thirty (30) days after the giving of notice of default by the other party specifying such breach or default, then the party giving such notice may, in addition to all other remedies available at law or in equity, terminate this Agreement immediately for cause and such termination shall be effective on the date when a notice of termination is received by the breaching or defaulting party.

     (a) The failure of a party to assert its rights for any material breach or default of this Agreement shall not be deemed a waiver of such rights nor shall any waiver be implied by the making or acceptance of any payment.

     (b) Termination shall only relieve the parties of obligations which would have arisen under this Agreement after the effective date of termination and shall in no way relieve the parties of any obligations existing on the date of such termination.

10.3 Survival.
     --------

     (a) If Synbiotics terminates this Agreement pursuant to Section 10.2 hereof, the provisions of Sections 2.1, 2.3, 2.4, 3.3, 4.1, 5.2, 5.3, 5.4,
     8.1, 8.2, 9.1, 9.2, 9.3, 10.3, 10.4 and 12.1 shall survive.

     (b) If Licensor terminates this Agreement pursuant to Section 10.2 hereof, the provisions of Section 8.1 shall survive.

10.4 Rights in Bankruptcy.  All rights and licenses granted under or pursuant to
     --------------------
this Agreement by Licensor are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the Bankruptcy Code, licenses of rights to "intellectual property" as defined under Section 101 of the Bankruptcy Code.
The parties agree that Synbiotics as licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code. The parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against Licensor under the Bankruptcy Code, Synbiotics shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, and same, if not already in its possession, shall be promptly delivered to Synbiotics upon any such commencement of a bankruptcy proceeding upon its written request therefor.

                                  ARTICLE 11
                                    NOTICES
                                    -------

11.1 Notices.  All notices or other communications provided for in this
     -------
Agreement shall be in writing and shall be considered delivered upon the latest of actual receipt, or personal or courier delivery, or sending by facsimile with confirmation of receipt in good order requested and received, or on the third
                                                              --
business day after they are deposited in the United States mail, certified first class or air mail postage prepaid, addressed to the respective parties as follows:

     (a)  If to Synbiotics:    Synbiotics Corporation
                               11011 Via Frontera
                               San Diego, CA  92127
                               Attention: Chief Executive Officer
                               Facsimile Number: (619) 451-5719

          with a copy to:      Brobeck, Phleger & Harrison
                               550 West C Street, Suite 1300
                               San Diego, CA  92101
                               Attention: Hayden J. Trubitt, Esq.
                               Facsimile Number: (619) 234-3848

     (b)  If to Contractor:    Engene Biotechnologies, Inc.
                               16236 San Dieguito Road
                               Suite 4-21
                               San Diego, CA  92067
                               Attention: J. Kevin Steele
                               Facsimile Number: (619) 759-9434

          with a copy to:      Huth, Lynett and Scudi
                               5440 Morehouse Drive, Suite 4400
                               San Diego,  CA 92121
                               Attention: Morgan Scudi, Esq.
                               Facsimile Number: (619) 558-1122

The parties may, at any time, change their addresses or other information in this Article by written notice delivered under this Article.


                                   ARTICLE 12
                                   ASSIGNMENT
                                   ----------

12.1 Assignment.  Neither party shall assign this Agreement nor delegate any of
     ----------
its duties hereunder to another without the prior written consent of the other party; provided, however, that either party may (even without such consent)
       --------
assign this Agreement to a successor in ownership of all or substantially all of its business assets to which this Agreement pertains whether by sale of assets, merger, consolidation or otherwise; provided further, that consent to assignment
                                    ----------------
to or delegation to a party's Affiliate shall not be unreasonably withheld; and

provided further, that the party assigning its rights or delegating its
- ----------------
obligations hereunder shall remain primarily liable for its obligations hereunder. Any other purported assignment shall be void. This Agreement shall be a binding obligation of the successors and permitted assigns of each party hereto.

                                  ARTICLE 13
                                 SEVERABILITY
                                 ------------

13.1 Severability.  All provisions contained herein are severable and in the
     ------------
event that any of them shall be held to be to any extent invalid or otherwise unenforceable by any court of competent jurisdiction, such provision shall be construed as if it were written so as to effectuate to the greatest possible extent the parties' expressed intent; and in every case the remainder of this Agreement shall not be affected thereby and shall remain valid and enforceable, as if such affected provision were not contained herein.


                                   ARTICLE 14
                                    HEADINGS
                                    --------

14.1 Headings.  The Article, Section and paragraph headings herein are for
     --------
convenience only and shall not affect the construction or interpretation of this Agreement.


                                   ARTICLE 15
                            RELATIONSHIP OF PARTIES
                            -----------------------

15.1 Relationship of Parties.  The relationship of the parties to this Agreement
     -----------------------
is that of independent contractors. The parties are not, by virtue of this Agreement or otherwise, in an employer-employee, principal-agent, joint venture or partnership relationship with each other. Each party agrees not to represent to any other person, or to assert in any form or forum, that the parties' relationship is an employer-employee, principal-agent, joint venture or partnership relationship. Each party acknowledges that it has no authority to make representations on behalf of or to bind or commit the other party, and each party covenants and agrees not to purport to make any representation on behalf of the other party or to purport to bind or commit the other party in any way. Each party acknowledges that it is responsible for its own tax withholding and other obligations with regard to its own employees, and that the other party has no responsibility whatsoever for withholding tax and other employment obligations of the first party.


                                   ARTICLE 16
                      LAW GOVERNING AND DISPUTE RESOLUTION
                      ------------------------------------

16.1 Law Governing.  This Agreement shall be governed by and construed in
     -------------
accordance with the internal laws of the State of California.

16.2 Equitable Remedies.  Each party acknowledges and agrees that the legal
     ------------------
remedies available to the other party in the event the first party violates the covenants and agreements made in this Agreement would be inadequate and that the other party shall be entitled, without posting any bond or other security, to temporary, preliminary and permanent injunctive relief, specific performance and other equitable remedies in the event of such a violation, in addition to any other remedies which the other party may have at law or in equity.


                                   ARTICLE 17
            PUBLICATION OF CONTRACTOR'S AFFILIATION WITH SYNBIOTICS
            -------------------------------------------------------

17.1 Limitations with Respect to Publicity.  Neither party to this Agreement
     -------------------------------------
shall without the express written consent of the other use the name of the other either expressly or by implication in any advertising, sales or financial promotional materials. Notwithstanding the foregoing sentence, Synbiotics may use Licensor's name in connection with Synbiotics' disclosures made (i) to prospective and current investors in Synbiotics' shareholder reports, business plans, offering materials and other financing documents and (ii) to satisfy the Company's reporting requirements under United States federal or state securities laws.

17.2 Marketing.  Notwithstanding the provisions of Section 17.1 above, Licensor
     ---------
will endeavor to recommend informally, and to use reasonable efforts to further the business of, diagnostic products developed and/or marketed by Synbiotics.


                                   ARTICLE 18
                      ENTIRE AGREEMENT, MODIFICATION, ETC.
                      ------------------------------------

18.1 Entire Agreement.  This instrument contains the entire and only agreement
     ----------------
between the parties respecting the subject matter hereof and supersedes all prior or contemporaneous negotiations, understandings or agreements (provided that the Research Agreement by and among Synbiotics and Licensor dated September 6, 1994, the Development Agreement and any and all written agreements regarding secrecy, confidentiality, nondisclosure and non-use shall not be superseded and shall remain in full force and effect); and, any representation, promise or condition in connection therewith not incorporated herein shall not be binding on either party.

18.2 Modification.  No alteration, amendment or modification of this Agreement
     ------------
shall be valid unless made in writing and signed by a duly authorized representative of Synbiotics and Licensor.

18.3 Waiver.  No waiver of any provision of this Agreement shall be binding
     ------
unless and until set forth expressly in writing and signed by a duly authorized officer of the waiving party. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach of the same or any other term or provision, or a waiver of any contemporaneous breach of any other term or provision, or a continuing waiver of the same or any other term or provision. No failure or delay by a party in exercising any right, power, or privilege hereunder or other conduct by a party shall operate as a waiver thereof, in the particular case or in any past or future case, and no single or partial exercise thereof shall preclude the full exercise or further exercise of any right, power, or privilege. No action taken pursuant to this Agreement shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein.

18.4 No Third Party Rights.  This Agreement is for the benefit of the parties
     ---------------------
hereto and is not intended to, and shall not be construed as benefitting or creating rights in any person or entity other than the signatories hereto.

18.5 Interpretation.  Each party has cooperated in the drafting and preparation
     --------------
of this Agreement and therefore, in any construction hereof, this Agreement shall not be construed against any party as the draftsman thereof.

18.6 Further Assurances.  Each of the parties hereto shall execute and deliver
     ------------------
all additional documents and instruments and shall do any and all acts and things reasonably requested or otherwise necessary (a) in connection with the performance of the obligations undertaken in the Agreement, (b) to perfect and evidence the transactions contemplated by this Agreement, and/or (c) otherwise to effectuate in good faith the intent of the parties.

18.7 Counterparts.  This Agreement may be executed in any number of
     ------------
counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument.


               [Remainder of This Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.


                         SYNBIOTICS CORPORATION


                         By:  /s/ Robert L. Widerkehr
                         ----------------------------
                         Its: President and CEO
                         Date:  March 6, 1996


                         ENGENE BIOTECHNOLOGIES, INC.


                         By:  /s/ J. Kevin Steele
                         ------------------------
                         Its: President
                         Date:  March 6, 1996


I hereby agree to be bound by Article 5 hereinabove, as if the word "Licensor" therein referred to me personally.


                              /s/ J. Kevin Steele
                              -------------------


                              /s/ David Telford
                              -------------------







                     [SIGNATURE PAGE TO LICENSE AGREEMENT]

                                   EXHIBIT A
                                   ---------

                           INVESTMENT REPRESENTATION
                            Synbiotics Corporation,
                            a California corporation


Engene Biotechnologies, Inc., a California corporation ("Engene") is acquiring the number of shares of common stock of Synbiotics Corporation, a California corporation, indicated below (the "Securities") in its own name and for its own account (or for a trust account if it is a trustee), and no other person has any interest in or right with respect to the Securities, nor has Engene agreed to give any person any such interest or right in the future.

Engene is acquiring the Securities for investment and not with a view to or for sale in connection with any distribution of the Securities. Engene recognizes that the Securities have not been registered under the Federal Securities Act of 1933 or qualified under the California Corporate Securities Law of 1968, or the securities laws of any other state, that any disposition of the Securities is subject to restrictions imposed by federal and state law, and that the certificates representing the Securities will bear a restrictive legend. Engene also recognizes that it cannot dispose of the Securities absent registration and qualification, or an available exemption from registration and qualification, and that no undertaking has been made with regard to registering or qualifying the Securities in the future. Engene understands that the availability of any exemption in the future will depend in part on circumstances outside its control and that Engene may be required to hold the Securities for a substantial period. Engene recognizes that no public market exists with respect to the Securities and no representation has been made to me that such a public market will exist at a future date. Engene understands that neither the California Commissioner of Corporations nor any other state commissioner of corporations has made any finding or determination relating to the fairness for investment of the Securities offered by Synbiotics Corporation and that no commissioner of corporations of any state has or will recommend or endorse the Securities.


ENGENE BIOTECHNOLOGIES, INC.


By:  /s/ J. Kevin Steele
- ------------------------
Title:  President


###-##-####
- --------------------------
Taxpayer Identification or
Social Security Number


Address:  16236 San Dieguito Road
          Suite 4-21
          Rancho Santa Fe, CA 92067


Date:     March 6, 1995


Number of Shares purchased: [*]

                                   EXHIBIT B
                                   ---------

                               EXISTING PRODUCTS


                                      [*]





                                      B-1